[GRAPHIC OMITTED]
                 [ALLIANT ENERGY]
                                                      Alliant Energy
                                              Worldwide Headquarters
                                              222 W. Washington Ave.
                                                        P.O. Box 192
                                              Madison, WI 53701-0192
                                               www.alliantenergy.com
News Release
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FOR IMMEDIATE RELEASE          Media Contact:   Chris Schoenherr (608) 252-3924
                                                Karen Whitmer (608)252-4839
                               Finance Contact: Eric Mott (608) 252-3391

ALLIANT ENERGY REPORTS STRONG THIRD QUARTER 2001 EARNINGS
On track to meet earnings targets for 2001

      MADISON, Wis. - Oct. 19, 2001 - Alliant Energy Corp. (NYSE:
LNT) today reported adjusted net income of $74.9 million, or $0.94 per share, for the third quarter of 2001 compared to adjusted net income of $73.5 million, or $0.93 per share, for the third quarter of 2000.

      Both periods excluded non-cash valuation adjustments related to the company's obligation under certain 30-year exchangeable senior notes - charges of $0.16 per share and $0.02 per share in the third quarters of 2001 and 2000, respectively. In addition, adjusted net income for the third quarter of 2000 excludes $204 million of non-cash net income, or $2.58 per share, relating to the company's adoption of a new accounting pronouncement (SFAS No.
133) on July 1, 2000.

      Higher electric utility margins, a lower effective income tax rate and higher earnings from the company's non-regulated operations were largely offset by increased utility operating expenses during the quarter.

      "I am pleased to report another solid quarter of financial performance," said Alliant Energy CEO Erroll B. Davis, Jr. "Through the successful execution of our Invest, Connect and Grow strategy, we continue to deliver strong earnings and shareowner value through both our regulated utility operations and our portfolio of non-regulated businesses."

      Reported net income and earnings per share for the third quarters of 2001 and 2000 were $62.3 million, or $0.78 per share, and $276.2 million, or $3.49 per share, respectively.

      Alliant Energy is the parent company of three public utility companies - IES Utilities Inc. (IES), Interstate Power Company
(IPC) and Wisconsin Power and Light Company (WP&L) - and of
Alliant Energy Resources, Inc. (AER), the parent company of
Alliant Energy's non-regulated operations.

A reconciliation of Alliant Energy's unaudited third quarter 2001 versus 2000 earnings per share (EPS) is as follows:


EPS as reported - third quarter 2000                                         $3.49
Less: SFAS No. 133 adoption non-cash income                                  (2.58)
Plus: non-cash valuation charge                                                .02
                                                                             ------
Adjusted third quarter 2000 EPS                                                .93
------------------------------------------------------------------------------------------

3Q 2001 EPS increase/(decrease) versus 2000:
     Utility operations:
         Electric margins                                                    $0.08
         Effective income tax rate                                             .07
         Operating expenses                                                   (.17)
         Other                                                                 .04
                                                                             ------
     Total utility operations                                                  .02

     Non-regulated operations:
         Integrated Services business unit                                     .02
         Investments business unit                                             .01
         International business unit                                           .01
         Generation and Trading business unit                                 (.05)
         Lower short-term debt rates/other                                     .04
                                                                             ------
     Total non-regulated operations                                            .03

    Parent expenses/other                                                     (.04)
                                                                             ------
------------------------------------------------------------------------------------------

Adjusted third quarter 2001 EPS                                              $0.94
Less: non-cash valuation charge                                               (.16)
                                                                             ------
EPS as reported - third quarter 2001                                         $0.78
                                                                             ======




                         Utility Operations

      Third quarter 2001 utility earnings were $69.5 million ($0.88 per share) compared to $68.4 million ($0.86 per share) for the same period in 2000.

      The increase in electric margin was primarily related to increased residential and commercial sales due to more favorable weather conditions in the third quarter of 2001 compared to the same period in 2000 and continued retail customer growth. Higher energy conservation revenues also contributed to the increase.

      The increased operating expenses were largely due to higher costs in the company's energy delivery and generation business units (certain increases were timing differences), increased uncollectible customer account balances, higher operating costs at the Kewaunee Nuclear Power Plant and costs associated with the implementation of the company's e-business strategy.

                      Non-regulated Operations

      Alliant Energy's non-regulated operations reported adjusted net income of $8.2 million ($0.10 per share) in the third quarter of 2001 compared to adjusted net income of $5.3 million ($0.07 per share) in the third quarter of 2000.

      These figures exclude the non-cash valuation charges of $12.6 million ($0.16 per share) and $1.2 million ($0.02 per share) in 2001 and 2000, respectively, and the $204 million of non-cash net income ($2.58 per share) in 2000 relating to the company's adoption of a new accounting pronouncement (SFAS No. 133) on July 1, 2000. Reported net income/(loss) and earnings per share for 2001 and 2000 were ($4.4) million, or ($0.06) per share, and $208.0 million, or $2.63 per share, respectively.

      The improved results from the Integrated Services business unit were largely due to a one-time charge related to a loss on a contract in the third quarter of 2000. The higher income from the Investments business unit was from the company's oil and gas operations and was largely due to increased sales volumes as a result of the continued acquisition of additional oil and gas producing properties.

      The improved results from the International business unit were due to increased earnings from the company's China and Australian investments. The increase for China was largely due to the addition of five combined heat and power facilities to the company's China portfolio in the past twelve months and increased income tax benefits. The earnings from the Australian operations included non-cash income from the valuation of certain of its energy agreements. These increases were partially offset by lower earnings from the company's New Zealand investments due to the impact of a drought in New Zealand and an asset sale gain the company realized in the third quarter of 2000. In spite of the drought conditions in Brazil, the company's results from its Brazil investments were flat in the third quarter of 2001 compared to the same period in 2000.

      The lower earnings from our Generation and Trading business unit were largely the result of reduced income from the company's electricity trading joint venture due to fewer weather-related trading opportunities in the third quarter of 2001.

      The non-cash valuation charge in both periods was related to the net valuation of the 30-year exchangeable senior notes and the associated McLeodUSA shares designated as trading securities.

                      Future Earnings Outlook

      Thomas M. Walker, Alliant Energy's Chief Financial Officer stated, "Alliant Energy's guidance for adjusted earnings per share for 2001 is in the range of $2.40 - $2.50 per share. Also, our initial guidance for adjusted earnings per share for 2002 is in
the range of $2.50 - $2.70 per share.   By executing our strategic
plan, our goal is to deliver 7%-10% annual earnings growth, enhanced shareowner value and meet our financial objectives, including maintaining our stable dividend."

      Drivers for Alliant Energy's earnings estimates include, but are not limited to:

>>    Normal weather conditions in its utility service territories
>> Continued economic development and sales growth in its utility service territories
>>    Continued cost control and operational efficiencies in its utility operations
>> Ability of its utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in future rate proceedings
>> Ability to recover its purchased power and fuel costs, both domestically and internationally
>> Ability to offset start-up and growth-related interest expenses in its non-regulated businesses with sales of non-strategic assets and to redeploy such proceeds into more strategic earnings-generating investments
>>    Continued improved profitability of its international
      investments
>> Continued improved profitability of its non-regulated businesses as a whole, including oil and gas, electricity trading, integrated energy and transportation services
>>    Stable oil and gas prices
>>    Other stable business conditions, including a stable economy

      Alliant Energy's strategic plan includes investing in generation and other energy-related projects; better connecting with customers through enhanced service reliability, value-added products and services, and e-business initiatives; and growing the non-regulated side of its business through partnerships and acquisitions in generation projects, international markets and other strategic initiatives. Alliant Energy's goal is to have its non-regulated businesses contribute more than 25 percent of its earnings within the next three years and believes that successful implementation of these strategies will contribute significantly to the company achieving its targeted annual growth rate of 7-10 percent in adjusted earnings.

                            --- --- ---

      Alliant Energy, through its subsidiaries and partners, provides electricity, natural gas, water and steam to over three million customers worldwide. Through its non-regulated subsidiaries, Alliant Energy also provides energy products and services to domestic and international markets; provides integrated services, including environmental, engineering and transportation services; invests in affordable housing initiatives; and invests in various other strategic initiatives. More information about Alliant Energy is available on the World Wide Web at www.alliantenergy.com.
            ---------------------
                               # # #



This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the "Future Earnings Outlook" section of this press release; weather conditions; regulatory or governmental actions; economic and political conditions in Alliant Energy's domestic and international service territories; unanticipated issues related to Alliant Energy's ability to implement its strategic plan, especially as it relates to international investments; Alliant Energy's ability to identify and successfully complete acquisitions and development projects; material changes in the value of Alliant Energy's investments; technological developments; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the "Future Earnings Outlook" section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all "per share" references in this release refer to earnings per diluted share.

                                                ALLIANT ENERGY CORPORATION
                                       CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                 For the Three Months              For the Nine Months
                                                                  Ended September 30,               Ended September 30,
                                                                 2001            2000             2001             2000
----------------------------------------------------------------------------------------------------------------------------
                                                                        (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                               $519,851       $480,763        $1,367,281      $1,248,228
  Gas utility                                                      42,979         41,369           396,229         226,156
  Non-regulated and other                                         103,435         81,060           367,309         226,755
                                                             -------------   -------------     ------------    -------------
                                                                  666,265        603,192         2,130,819       1,701,139
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                              94,894         80,605           248,040         213,990
  Purchased power                                                 108,177         85,553           318,024         222,690
  Cost of utility gas sold                                         23,660         22,660           303,984         136,642
  Other operation and maintenance                                 194,663        168,522           629,845         526,562
  Depreciation and amortization                                    85,502         79,625           256,278         233,506
  Taxes other than income taxes                                    25,643         26,206            83,628          79,171
                                                             -------------   -------------     ------------    -------------
                                                                  532,539        463,171         1,839,799       1,412,561
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Operating income                                                  133,726        140,021           291,020         288,578
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                 46,169         45,040           143,500         127,452
  Equity income from unconsolidated investments                   (11,688)        (9,890)          (30,766)        (12,598)
  Allowance for funds used during construction                     (3,373)        (2,186)           (8,845)         (6,825)
  Preferred dividend requirements of subsidiaries                   1,680          1,679             5,040           5,035
  Gain on reclassification of investments                              --       (321,349)               --        (321,349)
  Gain on sale of McLeodUSA Inc. stock                                 --             --                --         (10,206)
  Miscellaneous, net                                                8,518         (8,216)            3,412         (27,948)
                                                             -------------   -------------     ------------    -------------
                                                                   41,306       (294,922)          112,341        (246,439)
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                         92,420        434,943           178,679         535,017
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Income taxes                                                       30,135        175,403            59,709         213,879
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of a change in
   accounting principle, net of tax                                62,285        259,540           118,970         321,138
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Cumulative effect of a change in accounting
   principle, net of tax                                               --         16,708                --          16,708
                                                             -------------   -------------     ------------    -------------
----------------------------------------------------------------------------------------------------------------------------
Net income                                                        $62,285       $276,248          $118,970        $337,846
                                                             =============   =============     ============    =============
----------------------------------------------------------------------------------------------------------------------------
Average number of common shares outstanding - basic                79,240         79,004            79,107          79,001
                                                             =============   =============     ============    =============
----------------------------------------------------------------------------------------------------------------------------
Earnings per average common share - basic:
   Income before cumulative effect of a change
       in accounting principle                                      $0.79          $3.29             $1.50           $4.07
   Cumulative effect of a change in accounting principle              --            0.21               --             0.21
                                                             -------------   -------------     ------------    -------------
   Net income                                                       $0.79          $3.50             $1.50           $4.28
                                                             =============   =============     ============    =============
----------------------------------------------------------------------------------------------------------------------------
Average number of common shares outstanding - diluted              79,350         79,160            79,241          79,202
                                                             =============   =============     ============    =============
----------------------------------------------------------------------------------------------------------------------------
Earnings per average common share - diluted:
   Income before cumulative effect of a change
       in accounting principle                                      $0.78          $3.28             $1.50           $4.06
   Cumulative effect of a change in accounting principle              --            0.21               --             0.21
                                                             -------------   -------------     ------------    -------------
   Net income                                                       $0.78          $3.49             $1.50           $4.27
                                                             =============   =============     ============    =============
----------------------------------------------------------------------------------------------------------------------------
Dividends declared per common share                                 $0.50          $0.50             $1.50           $1.50
                                                             =============   =============     ============    =============
----------------------------------------------------------------------------------------------------------------------------


                                                      KEY STATISTICS

---------------------------------------------------------------------------------------------------------------------------

                                                                 For the Twelve Months
                                                                  Ended September 30,
                                                                 2001            2000
                                                              ------------   -------------
                                                                 (in thousands, except
                                                                  per share amounts)

Operating revenues                                             $2,834,664      $2,232,827
Net income                                                       $179,786        $382,643
Average common shares (diluted)                                    79,222          79,153
Earnings per share (diluted)                                        $2.27           $4.83


---------------------------------------------------------------------------------------------------------------------------

                                                                 For the Three Months              For the Nine Months
                                                                  Ended September 30,              Ended September 30,
                                                                 2001            2000              2001           2000
                                                              ------------   -------------     -------------  -------------

Utility electric sales from ultimate customers                     6,877           6,846           19,257         19,227
(thousands of MWh)

Total utility electric sales                                       8,194           8,139           23,163         22,974
(thousands of MWh)

Utility gas sold & transported                                    16,233          14,332           73,849         66,780
(thousands of dekatherms)

---------------------------------------------------------------------------------------------------------------------------

Book value per share, September 30, 2001                           $20.17 **
Book value per share, September 30, 2000                           $26.30

**  The decline in book value per share is largely due to the decline in value of Alliant Energy's publicly-traded investments, which are adjusted to their fair market value on a quarterly basis, and foreign currency translation adjustments.
